EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Post-Effective Amendment No. 323 to the Registration Statement of Eaton Vance Mutual Funds Trust (1933 Act File No. 002-90946) of my opinion dated September 3, 2019 which was filed as Exhibit (i) to Post-Effective Amendment No. 320.

/s/ Michael Keane
Michael Keane, Esq.

January 27, 2020

Boston, Massachusetts